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                                                                   EXHIBIT 10.25


                                CREDIT AGREEMENT

     This Credit Agreement (as it may be amended or modified and in effect from time to time, the "Agreement"), dated as of December 14, 1998, is among Herbalife International of America, Inc., a California corporation (together with the Parent and any Subsidiary which executes an addendum to this Agreement pursuant to which it agrees to be bound by the terms and conditions hereof applicable to the Borrower and satisfies the conditions set forth in Section 4.1, and each of their respective successors and assigns, collectively, but severally and not jointly, the "Borrower"), Herbalife International, Inc. (the "Parent"), and The First National Bank of Chicago (together with its successors and assigns, the "Lender"). The parties hereto agree as follows:

                             ARTICLE I - DEFINITIONS

     As used in this Agreement:

     "Alternate Base Rate" means, for any day, a rate of interest per annum equal to the higher of (i) the corporate base rate of interest announced by the Lender from time to time, changing when and as said corporate base rate changes and (ii) the sum of the federal funds effective rate (as published by the Federal Reserve Bank of New York) for such day plus 1/2% per annum.

     "Alternate Base Rate Loan" means a Loan that bears interest at the Alternate Base Rate.

     "Borrowing Date" means a date on which a Loan is made hereunder.

     "Borrowing Notice" is defined in Section 2.5.

     "Business Day" means (i) with respect to any borrowing, payment or rate selection of Eurodollar Loans, a day (other than a Saturday or Sunday) on which banks generally are open in Chicago and New York for the conduct of substantially all of their commercial lending activities and on which dealings in United States dollars are carried on in the London interbank market and (ii) for all other purposes, a day (other than a Saturday or Sunday) on which banks generally are open in Chicago for the conduct of substantially all of their commercial lending activities.

     "Capital Expenditures" means, without duplication, any maintenance expenditures for any purchase or other acquisition of any asset which would be classified as a fixed or capital asset on a consolidated balance sheet of the Parent, Borrower, and its Subsidiaries prepared in accordance with generally accepted accounting principles.

     "Commitment" means the obligation of the Lender to make Loans and issue Letters of Credit not exceeding the amount set forth opposite its signature below or as set forth in any notice of assignment relating to any assignment that has become effective pursuant to Section 12.3, as such amount may be modified from time to time pursuant to the terms hereof.

     "Consolidated EBITDA" means Consolidated Net Income plus, to the extent deducted from revenues in determining Consolidated Net Income, (i) Consolidated Interest Expense, (ii) expense for taxes paid or accrued, (iii) depreciation,
(iv) amortization and (v) extraordinary losses incurred
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other than in the ordinary course of business, minus, to the extent included in
Consolidated Net Income, extraordinary gains realized other than in the ordinary course of business, all calculated for the Parent, Borrower and its Subsidiaries on a consolidated basis.

     "Consolidated Interest Expense" means, with reference to any period, the interest expense of the Parent, Borrower and its Subsidiaries calculated on a consolidated basis for such period.

     "Consolidated Maintenance Capital Expenditures" means, with reference to any period, the Capital Expenditures of the Parent, Borrower and its Subsidiaries calculated on a consolidated basis for such period.

     "Consolidated Net Income" means, with reference to any period, the net income (or loss) of the Parent, Borrower and its Subsidiaries calculated on a consolidated basis for such period.

     "Consolidated Tangible Net Worth" means at any time consolidated stockholders' equity of the Parent, Borrower and its Subsidiaries calculated on a consolidated basis as of such time, after subtracting therefrom the aggregate amount of all intangible assets of the Parent and its Subsidiaries.

     "Conversion/Continuation Notice" is defined in Section 2.6.

     "Default" means an event described in Article VII.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any rule or regulation issued thereunder.

     "Eurodollar Base Rate" means, with respect to a Eurodollar Loan for the relevant Interest Period, the rate at which the Lender offers to place deposits in U.S. dollars with major banks in the London interbank market at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period, in the nearest equivalent amount of the relevant Eurodollar Loan and having a maturity in the nearest equivalent to such Interest Period.

     "Eurodollar Loan" means a Loan that bears interest at a Eurodollar Rate.

     "Eurodollar Rate" means, with respect to a Eurodollar Loan for the relevant Interest Period, the sum of (i) the quotient of (a) the Eurodollar Base Rate applicable to such Interest Period, divided by (b) one minus the Reserve Requirement (expressed as a decimal) applicable to such Interest Period, plus
(ii) one-half (.50%) percent per annum. The Eurodollar Rate shall be rounded to the next higher multiple of 1/16 of 1% if the rate is not such a multiple.

     "Family Party" means all of the following: (a) Mark Hughes (the "Designated Family Member"); (b) any fiancee and any current or former spouse of the Designated Family Member; (c) any lineal descendant (including by adoption) of the Designated Family Member; (d) any brother or sister of the Designated Family Member (each Person described in clauses (b), (c) and (d), a "Hughes Family Member"); (e) any of the following in his or her capacity as such: (i) the executor,


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administrator or personal representative of a Hughes Family Member, (ii) the trustee of the estate of a bankrupt or insolvent Hughes Family Member, and (iii) the guardian or conservator of a Hughes Family Member who is adjudged disabled or incompetent by a court of competent jurisdiction; (f) any trust (including a voting trust) established principally for the benefit of a Hughes Family Member;
(g) any limited partnership, limited liability partnership or limited liability company in which a Hughes Family Member holds all of the partnership interests or membership interests, as applicable; and (h) any corporation with respect to which a Hughes Family Member holds sufficient shares to elect all of the directors.

     "Guarantor" means Herbalife International, Inc., a Nevada corporation.

     "Indebtedness" of a Person means such Person's (i) obligations for borrowed money, (ii) obligations representing the deferred purchase price of Property or services (other than accounts payable arising in the ordinary course of such Person's business payable on terms customary in the trade), (iii) obligations for borrowed money, whether or not assumed, secured by Liens or payable out of the proceeds or production from property now or hereafter owned or acquired by such Person, (iv) obligations that are evidenced by notes, acceptances, or other instruments, (v) obligations of such Person to purchase securities or other property arising out of or in connection with the sale of the same or substantially similar securities or property, (vi) capitalized lease obligations, (vii) net liabilities under interest rate swap, exchange or cap agreements, (viii) contingent obligations, (ix) amounts available to be drawn under all letters of credit and (x) any other obligation for borrowed money or other financial accommodation which in accordance with generally accepted accounting principles would be shown as a liability on the consolidated balance sheet of such Person. Notwithstanding the foregoing, Indebtedness shall not include any nonrecourse Indebtedness of any Subsidiary resulting from the sale of accounts receivable of the Borrower or any of its Subsidiaries.

     "Interest Period" means, with respect to a Eurodollar Loan, a period of one, three or six months commencing on a Business Day selected by the Borrower pursuant to this Agreement. Such Interest Period shall end on the day that corresponds numerically to such date one, three or six months thereafter, provided, however, that if there is no such numerically corresponding day in such next, third or sixth succeeding month, such Interest Period shall end on the last Business Day of such next, third or sixth succeeding month. If an Interest Period would otherwise end on a day which is not a Business Day, such Interest Period shall end on the next succeeding Business Day, provided, however, that if said next succeeding Business Day falls in a new calendar month, such Interest Period shall end on the immediately preceding Business Day.

     "Lending Installation" means any office, branch, subsidiary or affiliate of the Lender.

     "Letter of Credit" means standby letters of credit issued by the Lender for the account of the Borrower, as amended or renewed.

     "Letter of Credit Application" shall mean a letter of credit application on the Lender's standard form (or such other form as the Lender may require).


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     "Letter of Credit Documents" means all applications, reimbursement and security agreements given by the Borrower to the Lender in the Lender's standard form for any Letter of Credit, and any amendment or renewal.

     "Lien" means any lien (statutory or other), mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, the interest of a vendor or lessor under any conditional sale, capitalized lease or other title retention agreement).

     "Loan" means a borrowing hereunder (or a conversion or continuation thereof).

     "Loan Documents" means this Agreement and the Note and the other documents and agreements contemplated hereby and executed by the Borrower and/or Parent in favor of the Lender.

     "Material Adverse Effect" means a material adverse effect on (i) the business, Property, condition (financial or otherwise), results of operations, or prospects of the Borrower and its Subsidiaries taken as a whole, (ii) the ability of the Borrower to perform its obligations under the Loan Documents, or
(iii) the validity or enforceability of any of the Loan Documents or the rights or remedies of the Lender thereunder.

     "Note" is defined in Section 2.10.

     "Obligations" means all unpaid principal of and accrued and unpaid interest on the Loans, all accrued and unpaid fees and all expenses, reimbursements, indemnities and other obligations of the Borrower to the Lender or any indemnified party arising under the Loan Documents.

     "Parent" means Herbalife International, Inc., a Nevada corporation.

     "Person" means any natural person, corporation, firm, joint venture, partnership, association, limited liability company, enterprise, trust or other entity or organization, or any government or political subdivision or any agency, department or instrumentality thereof.

     "Property" of a Person means any and all property, whether real, personal, tangible, intangible, or mixed, of such Person, or other assets owned, leased or operated by such Person.

     "Reserve Requirement" means, with respect to an Interest Period, the maximum aggregate reserve requirement (including all basic, supplemental, marginal and other reserves) which is imposed under Regulation D of the Board of Governors of the Federal Reserve System on Eurocurrrency liabilities.

     "Subsidiary" of a Person means (i) any corporation more than 50% of the outstanding securities having ordinary voting power of which shall at the time be owned or controlled, directly or indirectly, by such Person or by one or more of its Subsidiaries or by such Person and one or


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more of its Subsidiaries, or (ii) any partnership, limited liability company, association, joint venture or similar business organization more than 50% of the ownership interests having ordinary voting power of which shall at the time be so owned or controlled. Unless otherwise expressly provided, all references herein to a "Subsidiary" shall mean a Subsidiary of the Parent.

     "Termination Date" means December 31, 2000, unless terminated prior to such date pursuant to Section 2.1.

     "Type" means, with respect to any Loan, its nature as an Alternate Base Rate Loan or a Eurodollar Loan.

     "Unmatured Default" means an event which but for the lapse of time or the giving of notice, or both, would constitute a Default.

     The foregoing definitions shall be equally applicable to both the singular and plural forms of the defined terms.

                            ARTICLE II - THE CREDITS

      2.1. Commitment; Reduction of Commitment; Termination of Commitment. From and including the date of this Agreement and prior to the Termination Date, the Lender agrees, on the terms and conditions set forth in this Agreement, to make Loans to the Borrower and issue Letters of Credit for such Borrower's account from time to time in amounts not to exceed in the aggregate at any one time outstanding the amount of the Commitment. The aggregate face amount of all Letters of Credit shall not exceed $25,000,000 at any time. Each Letter of Credit shall expire no later than the earlier of twelve (12) months from its date of issuance or five (5) days prior to the Termination Date, or at such other time as mutually agreed upon by Borrower and Lender. The issuance of Letters of Credit shall constitute usage under the Commitment. The Borrower may permanently reduce the Commitment, in integral multiples of $5,000,000, upon at least five Business Days' written notice to the Lender; provided, however, that the amount of the Commitment may not be reduced below the aggregate (i) principal amount of the outstanding Loans and (ii) issued Letters of Credit. The Borrower may terminate the Commitment upon at least five Business Days' written notice to the Lender; provided, however, that concurrently with the termination of the Commitment, the Borrower shall (i) repay all outstanding Loans and all other Obligations then due and payable, and (ii) either (y) arrange for the replacement and/or termination of all outstanding Letters of Credit, or (z) continue to pay the fees described in Section 2.1(A)(i) and Section 2.4 with respect to any remaining outstanding Letters of Credit. To the extent Letters of Credit remain outstanding under this Section, the Borrower agrees that all provisions of Article IX shall survive the termination of the Commitment and such outstanding Letters of Credit shall continue to be guaranteed by the Guarantor.

      2.1(A). Provisions Regarding Letters of Credit.

          (i) Requests for Letters of Credit and Letter of Credit Fees. Each request for issuance of a Letter of Credit shall be made by the Borrower's execution and


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      delivery of a Letter of Credit Application, appropriately completed, not less than two Business Days prior to the proposed date of issuance. Upon fulfillment of the conditions set forth in Article IV, the Lender shall issue the Letter of Credit for the Borrower's account on the requested date in accordance with the Lender's usual and customary business practices. The Borrower shall pay the Lender a fee quarterly in arrears with respect to each standby Letter of Credit issued equal to 55 basis points per annum on the daily average amount available to be drawn on such Letter of Credit. In addition, the Borrower shall pay agreed to incidental issuing fees.

                 (ii) Reimbursement Obligations. Upon receipt of notice from the Lender of any drawing under a Letter of Credit, the Borrower shall reimburse the Lender for the amount of each draft presented under the Letter of Credit which satisfied the presentment requirements of such Letter of Credit. Unless funded with a Loan under Section 2.1(A)(iii), the Borrower's reimbursement obligations to the Lender under this Section 2.1
      (A)(ii) shall be due on demand and shall bear interest until paid at a per annum rate of interest as described in Section 2.8.

                 (iii) Loans to Fund Reimbursement Obligations. The Lender's payment of a draft drawn under or purporting to be drawn under a Letter of Credit shall be deemed a request for a Loan under the Agreement in the amount of the draft. Subject to the terms and conditions of this Agreement, including the conditions set forth in Article IV, the Lender shall make the Loan and apply Loan proceeds to the payment of the Borrower's obligations under Section 2.1(A)(ii) with respect to that draft.

                  (iv) Letter of Credit Collateral Account. From and after the occurrence of a Default, the Borrower must maintain a special collateral account (the "Letter of Credit Collateral Account") with the Lender with a balance equal to the aggregate face amount of all Letters of Credit outstanding plus accrued fees until the Default is cured or all of the Borrower's obligations to the Lender are paid in full and the Commitment is terminated. The Letter of Credit Collateral Account shall be in the Borrower's name but under the sole dominion and control of the Lender. The Borrower grants the Lender a security interest in the Letter of Credit Collateral Account to secure the payment of the Borrower's obligations to the Bank under this Agreement.

                  (v) Limitation of Aggregate Outstandings Under the Agreement. Notwithstanding any provision of this Agreement to the contrary, the sum of the outstanding Loans and Letters of Credit at any one time shall not exceed $25,000,000.

     2.2. Types of Loans; Minimum Amount; Lending Installations. Subject to the terms of this Agreement, the Borrower may borrow, repay and reborrow at any time prior to the Termination Date. The Loans may be Alternate Base Rate Loans or Eurodollar Loans, or a combination thereof, selected by the Borrower in accordance with Sections 2.5 and 2.6. Each Loan shall be in the minimum amount of $100,000. The Lender may book the Loans at any Lending Installation, as selected by the Lender. All terms of the Loan Documents shall apply to and may be enforced by or on behalf of any such Lending Installation.


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     2.3. Principal Payments. The Borrower may from time to time pay, without penalty or premium, in a minimum aggregate amount of $100,000, any portion of the outstanding Alternate Base Rate Loans upon two Business Days' prior notice to the Lender. The Borrower may from time to time pay, without penalty or premium, all outstanding Eurodollar Loans, or, in a minimum aggregate amount of $100,000 or any integral multiple of $100,000 in excess thereof, any portion of the outstanding Eurodollar Loans upon three Business Days' prior notice to the Lender; provided, however, that if any such payment occurs, whether because of acceleration, prepayment or otherwise, or a Eurodollar Loan is not made on the date specified by the Borrower for any reason other than default by the Lender, the Borrower will indemnify the Lender for the breakage cost incurred by it resulting therefrom, including, without limitation, any loss or cost in liquidating or employing deposits acquired to fund or maintain the Eurodollar Loan. Any outstanding Loans and all other unpaid Obligations shall be paid in full by the Borrower, and the Commitment to lend hereunder shall expire, on the Termination Date.

      2.4. Fees. The Borrower agrees to pay to the Lender a facility fee of one-quarter of one (.25%) percent per annum on the Commitment (used or unused) from the date hereof to and including the Termination Date, payable on the first day of each quarter hereafter and on the Termination Date. All accrued fees shall be payable on the effective date of any termination of the obligations of the Lender to make Loans hereunder.

      2.5. Method of Selecting Types and Interest Periods for New Loans. The Borrower shall select the Type of Loan and the Interest Period, if any, applicable to each Loan from time to time. The Borrower shall give the Lender irrevocable notice (a "Borrowing Notice") not later than 11:00 a.m. (Chicago time) on the Borrowing Date of each Alternate Base Rate Loan and three Business Days before the Borrowing Date for each Eurodollar Loan, specifying for each
Loan: (i) the Borrowing Date, which shall be a Business Day, (ii) the aggregate amount, (iii) the Type, and (iv) the Interest Period, if any, applicable thereto. Such notice may be telephonic notice given in accordance with Section
2.11. The Lender will make the funds available to the Borrower at a location as instructed by the Borrower.

      2.6. Conversion and Continuation of Outstanding Loans. Alternate Base
Rate Loans shall continue as such unless and until converted into Eurodollar Loans or are repaid. Each Eurodollar Loan shall continue until, and may not be converted prior to, the end of the then applicable Interest Period therefor, at which time such Eurodollar Loan shall be automatically converted into an Alternate Base Rate Loan unless such Eurodollar Loan was repaid or the Borrower shall have given the Lender irrevocable notice (a "Conversion/Continuation Notice") requesting that, at the end of such Interest Period, such Eurodollar Loan continue as such for the same or another Interest Period. The Borrower shall give the Lender a Conversion/Continuation Notice prior to the date of the requested conversion or continuation, but not later than the times identified in Section 2.5 for Borrowing Notices, specifying for each Loan being converted or continued: (i) the requested date which shall be a Business Day, (ii) the aggregate amount and Type; and (iii) the amount and Type(s) of Loan(s) into which such Loan is to be converted or continued and the duration of the Interest Period, if any, applicable thereto. Such notice may be telephonic notice given in accordance with Section 2.11.


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     2.7. Changes in Interest Rate. Each Alternate Base Rate Loan shall bear interest, at the Alternate Base Rate, on the outstanding principal amount thereof, for each day from and including the date such Loan is made or is automatically converted from a Eurodollar Loan pursuant to Section 2.6 to but excluding the date it is paid or is converted into a Eurodollar Loan pursuant to
Section 2.6. Changes in the Alternate Base Rate will take effect simultaneously with each change in the Alternate Base Rate. Each Eurodollar Loan shall bear interest on the outstanding principal amount thereof for each day during the Interest Period applicable thereto from and including the first day of such Interest Period to (but not including) the last day of such Interest Period at the Eurodollar Rate applicable thereto. No Interest Period may end after the Termination Date.

     2.8. Rates Applicable After Default. Notwithstanding anything to the contrary contained in Section 2.5 or 2.6, during the continuance of a Default or Unmatured Default the Lender may, at its option, by notice to the Borrower, declare that no Loan may be made as, converted into or continued as a Eurodollar Loan, and declare that no Letters of Credit will be issued. During the continuance of a Default, the Lender may, at its option, by notice to the Borrower, declare that (i) each Eurodollar Loan shall bear interest for the remainder of the applicable Interest Period at the rate otherwise applicable to such Interest Period plus 2% per annum, (ii) each Letter of Credit shall bear interest on the daily average amount available to be drawn on each such Letter of Credit plus 2% per annum, and (iii) each Alternate Base Rate Loan shall bear interest at a rate per annum equal to the Alternate Base Rate in effect from time to time plus 2% per annum, provided that, during the continuance of a Default under Section 7.2, 7.6 or 7.7, the interest rates set forth in clauses
(i) and (ii) above shall be applicable to all Loans without any election or action on the part of the Lender.

     2.9. Method of Payment. All payments of the Obligations hereunder shall be made, without setoff, deduction, or counterclaim, in immediately available funds to the Lender at the Lender's address, by noon (local time) on the date when due. The Lender is hereby authorized to charge the account of the Borrower maintained with the Lender for each payment of principal, interest and fees as it becomes due hereunder.

     2.10. Noteless Agreement; Evidence of Indebtedness. The Lender shall maintain in accordance with its usual practice an account or accounts in which it will record (a) the amount of each Loan made hereunder, the Type thereof and the Interest Period with respect thereto, (b) the amount of any principal or interest due and payable or to become due and payable from the Borrower to the Lender hereunder and (c) the amount of any sum received by the Lender hereunder from the Borrower. The entries maintained in such accounts shall be prima facie evidence of the existence and amounts of the Obligations therein recorded; provided, however, that the failure of the Lender to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Obligations in accordance with their terms. The Lender may request that the Loans be evidenced by a promissory note (a "Note"). In such event, the Borrower shall prepare, execute and deliver to the Lender a Note payable to the order of the Lender in a form supplied by the Lender. Thereafter, the Loans evidenced by such Note and interest thereon shall at all times (including after any assignment pursuant to Section 12.3) be represented by one or more Notes payable to the order of the payee named therein or any assignee pursuant to


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Section 12.3, except to the extent that the Lender or any such assignee subsequently returns any such Note for cancellation and requests that such Loans once again be evidenced as described above.

     2.11. Telephonic Notices. The Borrower hereby authorizes the Lender to extend, convert or continue Loans, effect selections of Types of Loans and to transfer funds based on telephonic notices made by any person or persons the Lender in good faith believes to be acting on behalf of the Borrower. If the Borrower's records differ in any material respect from the action taken by the Lender, the records of the Lender shall govern absent manifest error.

     2.12. Interest Payment Dates; Interest and Fee Basis. Interest accrued on each Alternate Base Rate Loan shall be payable on the last day of each month, commencing with the first such date to occur after the date hereof, on any date on which the Alternate Base Rate Loan is prepaid due to acceleration or otherwise, and at maturity. Interest accrued on each Eurodollar Loan shall be payable on the last day of its applicable Interest Period, on any date on which the Eurodollar Loan is prepaid, whether by acceleration or otherwise, and at maturity. Interest accrued on each Eurodollar Loan having an Interest Period longer than three months shall also be payable on the last day of each three-month interval during such Interest Period. Interest and commitment fees shall be calculated for actual days elapsed on the basis of a 360-day year. Interest shall be payable for the day a Loan is made but not for the day of any payment if payment is received prior to noon (local time) at the place of payment. If any payment of principal of or interest on a Loan shall become due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day and, in the case of a principal payment, such extension of time shall be included in computing interest in connection with such payment.

                      ARTICLE III - CHANGE IN CIRCUMSTANCES

     The Borrower agrees to pay to the Lender such amounts as will compensate the Lender for any increase in the cost to the Lender of making or maintaining any Loan hereunder or of maintaining the Commitment to make Loans hereunder, by reason of a change in any reserve (except Reserve Requirements), tax (excluding any such tax based on the income of the Lender), capital guidelines, special deposit, or similar requirement with respect to assets of, deposits with or for the account of, or credit extended by, or commitments extended by, the Lender which are imposed on, or deemed applicable by, the Lender, under any law, treaty, rule, regulation (including, without limitation, Regulation D of the Board of Governors of the Federal Reserve System), any then binding and effective interpretation thereof by any governmental, fiscal, monetary or other authority charged with the administration thereof or having jurisdiction over such Loan or the Lender, or any requirement imposed by any such authority, whether or not having the force of law. Such additional amounts shall be payable on demand. The Lender may suspend the availability of any Type of Eurodollar Loan if maintenance of such Loan at a suitable Lending Installation becomes illegal or if deposits matching such Loan are unavailable to the Lender or if the Eurodollar Rate fails to reflect the cost to the Lender of making or maintaining such Loan.

                       ARTICLE IV -- CONDITIONS PRECEDENT


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     4.1. Initial Loan. The Lender shall not be required to make the initial
Loan or issue a Letter of Credit hereunder unless the Borrower has furnished to the Lender (i) a Note payable to the Lender, if so requested by the Lender, (ii) an opinion of counsel, certificates of incumbency, resolutions, by-laws and articles of incorporation of the Parent and the Borrower, (iii) a solvency certificate with respect to Parent, certified by the chief financial officer of the Parent and in a form satisfactory to the Lender, (iv) such other closing documents as the Lender has requested, and (v) if requested by the Lender, information satisfactory to the Lender regarding the Borrower's plan for addressing Year 2000 issues, which such information can be delivered telephonically in accordance with Section 2.11. "Year 2000 Issues" means anticipated costs, problems and uncertainties associated with the inability of certain computer applications to effectively handle data including dates on and after January 1, 2000, as such inability affects the business, operations, and financial condition of the Borrower and of the Borrower's material customers, suppliers and vendors.

      4.2. Each Loan. The Lender shall not be required to make any Loan (other than a Loan that, after giving effect thereto and to the application of the proceeds thereof, does not increase the aggregate amount of outstanding Loans), or issue a Letter of Credit, unless on the applicable Borrowing Date: (i) there exists no Default, or Unmatured Default; (ii) the representations and warranties contained in Article V are true and correct as of such Borrowing Date except to the extent any such representation or warranty is stated to relate solely to an earlier date, in which case such representation or warranty shall be true and correct on and as of such earlier date; and (iii) all legal matters incident to the making of such Loan shall be satisfactory to the Lender and its counsel. Each Borrowing Notice with respect to each such Loan shall constitute a representation and warranty by the Borrower that the conditions contained in Sections 4.2(i) and (ii) have been satisfied.

                   ARTICLE V -- REPRESENTATIONS AND WARRANTIES

     The Parent and the Borrower each severally and not jointly represent and warrant to the Lender that:

      5.1. Corporate Existence and Standing. Each of the Parent and Borrower is a person duly and properly incorporated or organized, as the case may be, validly existing and (to the extent such concept applies to such Person) in good standing under the laws of its jurisdiction of incorporation or organization and has all requisite authority to conduct its business in each jurisdiction in which its business is conducted, except in each case as would not reasonably be expected to have a Material Adverse Effect.

      5.2. Authorization and Validity. The Parent and Borrower each has the power and authority and legal right to execute and deliver the Loan Documents and to perform its obligations thereunder. The execution and delivery by the Parent and Borrower of the Loan Documents and the performance of its obligations thereunder have been duly authorized by proper corporate proceedings, and the Loan Documents constitute legal, valid and binding obligations of the Parent and Borrower (to the extent such Person is a party thereto) enforceable against such Person in accordance with their terms, except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors, rights generally.

     5.3. No Conflict; Government Consent. Neither the execution and delivery by the Parent and Borrower of the Loan Documents, nor the consummation of the transactions therein contemplated, nor compliance with the provisions thereof will violate (i) any law, rule, regulation, order, writ, judgment, injunction, decree or award binding on the Parent or Borrower or (ii) the Parent's or the Borrower's or articles or certificate of incorporation, partnership agreement, certificate of partnership, articles or certificate of organization, by-laws, or operating or other management agreement, as the case may be, or (iii) the provisions of any indenture, instrument or agreement to which the Parent or the Borrower is a party or is subject, or by which it, or its Property, is bound, or conflict with or constitute a default thereunder, or result in, or require, the creation or imposition of any Lien in, of or on the Property of the Parent or the Borrower pursuant to the terms of any such indenture, instrument or agreement. No order, consent, adjudication, approval, license, authorization, or validation of, or filing, recording or registration with, or exemption by, or other action in respect of any governmental or public body or authority, or any subdivision thereof, which has not been obtained by the Parent or the Borrower, is required to be obtained by the Parent or the Borrower in connection with the execution and delivery of the Loan Documents, the borrowings under this Agreement, the payment and performance by the Parent or Borrower of the Obligations or the legality, validity, binding effect or enforceability of any of the Loan Documents against the Parent and the Borrower.

     5.4. Financial Statements. The December 31, 1997 consolidated financial statements of the Parent and its Subsidiaries and the December 31, 1997 financial statements of the Borrower and its Subsidiaries heretofore delivered to the Lender were prepared in accordance with generally accepted accounting principles in effect on the date such statements were prepared and fairly present the consolidated financial condition and operations of the Parent, Borrower and its Subsidiaries at such date and the consolidated results of their operations for the period then ended.

     5.5. Material Adverse Change. Since December 31, 1997, there has been no change in the business, Property, prospects, condition (financial or otherwise) or results of operations of the Parent or the Borrower which would reasonably be expected to have a Material Adverse Effect.

     5.6. Litigation and Contingent Obligations. There is no litigation, arbitration, governmental investigation, proceeding or inquiry pending or, to the knowledge of any of their officers, threatened against or affecting the Parent or the Borrower which could reasonably be expected to have a Material Adverse Effect. Other than any liability incident to any litigation, arbitration or proceeding which could not reasonably be expected to have a Material Adverse Effect the Parent or Borrower has no material contingent obligations not provided for or disclosed in the financial statements referred to in Section 5.4 or delivered pursuant to Section 6.1.

     5.7. Compliance With Laws. The Parent and the Borrower have complied in all material respects with all applicable statutes, rules, regulations, orders and restrictions of any domestic or foreign government or any instrumentality or agency thereof, having jurisdiction over the conduct, of their respective businesses or the ownership of their respective Property. Neither the Parent nor the Borrower has received any notice to the effect that its operations are not in material compliance with any of the requirements of applicable federal, state and local environmental, health and safety statutes and regulations or the subject of any federal or state investigation evaluating whether any remedial action is needed to respond to a release of any toxic or hazardous waste or substance into the environment, which non-compliance or remedial action could reasonably be expected to have a Material Adverse Effect.

      5.8. Regulations. Margin stock (as defined in Regulation U of the Board of Governors of the Federal Reserve System) constitutes less than 25% of the value of those assets of the Parent and the Borrower that are subject to any limitation on sale, pledge, or other restriction hereunder. Neither the Parent nor the Borrower is (i) an "investment company" or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended or (ii) a "holding company" or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935, as amended.

                             ARTICLE VI -- COVENANTS

     During the term of this Agreement, unless the Lender shall otherwise consent in writing:

     6.1. Financial Reporting. The Parent will maintain, for itself and each Subsidiary, a system of accounting established and administered in accordance with generally accepted accounting principles, and furnish to the Lender:

     (a) Within 90 days after the close of each of its fiscal years, (i) an unqualified audit report certified by Deloitte & Touche LLP or other independent certified public accountants, acceptable to the Lender, prepared in accordance with generally accepted accounting principles on a consolidated and consolidating basis (consolidating statements need not be certified by such accountants) for itself and its Subsidiaries, provided, that delivery of the Parent's Form 10-K shall satisfy such requirement and (ii) internally prepared financial statements acceptable to the Lender, prepared in accordance with generally accepted accounting principles on a consolidated and consolidating basis for the Borrower and its Subsidiaries, including (for each) balance sheets as of the end of such period, related profit and loss and reconciliation of surplus statements, and a statement of cash flows, accompanied by (i) any management letter prepared by said accountants, and (ii) with respect to the Parent and its Subsidiaries only, a certificate of said accountants that, in the course of their examination necessary for their certification of the foregoing, they have obtained no knowledge of any Default or Unmatured Default, or if any such knowledge of any Default or Unmatured Default was obtained, stating the nature and status thereof.

     (b) Within 45 days after the close of the first three quarterly periods of each of its fiscal years, for itself the Borrower and the Subsidiaries, consolidated unaudited balance sheets as at the close of each such period and consolidated profit and loss and reconciliation of surplus statements and a statement of cash flows for the period from the beginning of such fiscal year to the end of such quarter, ail certified by its chief financial officer, provided, that delivery of the Parent's Form 1O-Q shall satisfy this requirement for the Parent.

     (c) Together with the financial statements required hereunder, a compliance certificate (in a the form attached as Exhibit A) signed by the Borrower's chief financial officer showing the calculations necessary to determine compliance with Section 6.3 and
6.4 of this Agreement and stating that no Default or Unmatured Default exists, or if any Default or Unmatured Default exists, stating the nature and status thereof.

     (d) Promptly upon (i) the furnishing thereof to the shareholders of the Parent or Borrower, copies of all financial statements, proxy statements, and other similar materials so furnished and (ii) the filing thereof, copies of all registration statements and annual, quarterly, monthly or other regular reports which the Parent, Borrower or any of its Subsidiaries files with the Securities and Exchange Commission.

     (e) Such other information (including non-financial information) as the Lender may from time to time reasonably request.

     6.2. Affirmative Covenants. The Parent and the Borrower each will:

     (a) use the proceeds of the Loans for general corporate purposes, and/or to repay outstanding Loans in accordance with the terms hereof. The Parent and Borrower will not, nor will they permit any Subsidiary to, use any of the proceeds of the Loans to purchase or carry any "margin stock" (as defined in Regulation U of the Board of Governors of the Federal Reserve System) or to make any other acquisition of such margin stock.

     (b) give prompt notice in writing to the Lender of the occurrence of any Default or Unmatured Default and of any other development, financial or otherwise, which would reasonably be expected to have a Material Adverse Effect.

     (c) carry on and conduct its business in materially the same manner and in materially the same fields of enterprise as it is presently conducted and do all things necessary to remain duly incorporated or organized, validly existing and (to the extent such concept applies to such entity) in good standing as a domestic corporation, partnership or limited liability company in its jurisdiction of incorporation or organization, as the case may be, and maintain all requisite authority to conduct its business in each jurisdiction in which its business is conducted.

     (d) timely file complete and correct United States federal and applicable foreign, state and local tax returns required by law and pay when due all taxes, assessments and governmental charges and levies upon it or its income, profits or Property, except those which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves have been set aside and except as would not reasonably be expected to have a Material Adverse Effect.

     (e) comply with all laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which it may be subject except as would not reasonably be expected to have a Material Adverse Effect.

     (f) permit the Lender, by its respective representatives and agents, to inspect any of the Property, books and financial records of the Parent, Borrower and each Subsidiary, to examine and make copies of the books of accounts and other financial records of the Parent Borrower and each Subsidiary, and to discuss the affairs, finances and accounts of the Parent, Borrower and each Subsidiary with, and to be advised as to the same by, their respective officers during normal business hours with prior notice and at such reasonable times and intervals as the Lender may designate.

     (g) The Parent and Borrower will take all actions reasonably necessary to assure that Year 2000 Issues will not have a Material Adverse Effect on the business operations or financial condition of the Parent and Borrower. Upon the Lender's request, the Parent and Borrower will meet with the Lender to discuss their plans to address Year 2000 Issues. Parent and Borrower will advise the Lender of any reasonably anticipated Material Adverse Effect on the business operations or financial condition of the Parent and Borrower as a result of Year 2000 Issues. Any such information requested by the Lender may be delivered by telephonic notice given in accordance with Section 2.11.

     6.3. Negative Covenants. Each of Parent and the Borrower will not:

     (a) merge or consolidate with or into any other Person, except that a Subsidiary may merge with the Parent or Borrower or a wholly-owned Subsidiary.

     (b) create, incur, or suffer to exist any Lien in, of or on the Property of the Parent or Borrower, except: (i) Liens for taxes, assessments or governmental charges or levies on its Property if the same shall not at the time be delinquent or thereafter can be paid without penalty, or are being contested in good faith and by appropriate proceedings and for which adequate reserves in accordance with generally accepted principles of accounting shall have been set aside on its books; (ii) Liens imposed by law, such as carriers', warehousemen's and mechanics' liens and other similar liens arising in the ordinary course of business that secure payment of obligations not more than 60 days past due;
(iii) Liens arising out of pledges or deposits under worker's compensation laws, unemployment insurance, old age pensions, or other social security or retirement benefits, or similar legislation; (iv) Utility easements, building restrictions and such other encumbrances or charges against real property as are of a nature generally existing with respect to properties of a similar character and which do not in any material way affect the marketability of the same or interfere with the use thereof in the business of the Parent or Borrower; (v) Liens arising from the existence of capitalized leases not in excess of $15,000,000 and (vi) Liens not described in clauses (i) through (v) above which do not in the aggregate secure Indebtedness in excess of $15,000,000.

      6.4. Financial Covenants. The Parent will maintain, on a consolidated basis for itself, the Borrower and its Subsidiaries (all calculated in accordance with generally accepted accounting principles consistently applied), as of the end of each of its fiscal quarters:

     (a)  Consolidated Tangible Net Worth of not less than $100,000,000.

     (b) A ratio of current assets to current liabilities of at least 1.30 to 1.0.

     (c) A ratio, determined for the then most-recently ended four fiscal quarters, of (i)

Consolidated EBITDA plus rents to (ii) Consolidated Interest Expense, plus current maturities of obligations for borrowed money and other debt, plus Consolidated Maintenance Capital Expenditures, plus rents and dividends, of at least 1.25 to 1.0.

                             ARTICLE VII - DEFAULTS

      The occurrence of any one or more of the following events shall constitute a Default:

      7.1. Any representation or warranty made or deemed made by or on behalf of the Parent, Borrower or any of its Subsidiaries to the Lender under or in connection with this Agreement, any Loan, or any certificate or information delivered in connection with this Agreement or any other Loan Document shall be materially false on the date as of which made.

      7.2. Nonpayment of principal of any Loan when due, or nonpayment of interest upon any Loan or of any commitment fee or other monetary obligations under any of the Loan Documents within five business days after the same becomes due.

     7.3. The breach by the Parent or Borrower of any of the terms or provisions of Section 6.2, 6.3 or 6.4.

     7.4. The breach by the Parent or Borrower (other than a breach which constitutes a Default under another Section of this Article VII) of any of the terms or provisions of this Agreement which is not remedied within twenty business days after written notice from the Lender.

      7.5. Failure of the Parent or the Borrower or any Guarantor to pay Indebtedness in an amount in excess of $10,000,000 when due; or a default shall occur under any agreement governing any Indebtedness of the Parent or the Borrower or any Guarantor in an amount in excess of $10,000,000 or any other event shall occur or condition shall exist, the effect of which default, event or condition is to cause, or to permit the holder or holders of such Indebtedness to cause, such Indebtedness to become due prior to its stated maturity; or any Indebtedness of the Parent or the Borrower or any Guarantor in an amount in excess of $10,000,000 shall be declared to be due and payable or required to be prepaid or repurchased (other than by a regularly scheduled payment) prior to the stated maturity thereof; provided, however, that the cure or waiver of any third party Indebtedness default described in this Section 7.5 shall result in automatic cure of the corresponding Default under this Section
7.5 without any action by the parties hereto; or the Parent or the Borrower or any Guarantor shall not pay, or admit in writing its inability to pay, its debts generally as they become due.

      7.6. The Parent or the Borrower or any Guarantor shall (i) have an order for relief entered with respect to it under the Federal bankruptcy laws as now or hereafter in effect, (ii) make an assignment for the benefit of creditors,
(iii) apply for, seek, consent to, or acquiesce in, the appointment of a receiver, custodian, trustee, examiner, liquidator or similar official for it or any substantial portion of its Property, (iv) institute any proceeding seeking an order for relief under the Federal bankruptcy laws as now or hereafter in effect or seeking to adjudicate it a bankrupt or insolvent, or seeking dissolution, winding up, liquidation, reorganization, arrangement, adjustment or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors or fail to file an answer or other pleading denying the material allegations of any such proceeding filed against it, (v) take any corporate or partnership action to authorize or effect any of the foregoing actions set forth in this Section 7.6 or (vi) fail to contest in good faith any appointment or proceeding described in Section 7.7.

      7.7. Without the application, approval or consent of the Parent or the Borrower, a receiver, trustee, examiner, liquidator or similar official shall be appointed for the Parent or the Borrower or any substantial portion of its Property, or a proceeding described in Section 7.6(iv) shall be instituted against the Parent or the Borrower and such appointment continues undischarged or such proceeding continues undismissed or unstayed for a period of 60 consecutive days.

     7.8. Any reportable event (as defined in Section 4043 of ERISA) shall occur in connection with any Plan which could reasonably be expected to result in losses, costs or expenses to the Parent and to the Borrower in excess of $10,000,000 in the aggregate.

      7.9. The Parent or the Borrower shall fail within 30 days to pay, bond or otherwise discharge any judgment or order for the payment of money in excess of $10,000,000, which is not stayed on appeal or otherwise being appropriately contested in good faith.

      7.10. The acquisition by any Person, or two or more Persons acting in concert, in each case other than a Family Party of beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934) of 20% or more of the outstanding shares of voting stock of the Parent or Borrower.

     7.11. Any guaranty of the Obligations (a "Guaranty") shall fail to remain in full force or effect or any action shall be taken to discontinue or to assert the invalidity or unenforceability of any Guaranty, or any guarantor under a Guaranty (a "Guarantor") shall fail to comply with any of the terms or provisions of any Guaranty to which it is a party, or any Guarantor denies that it has any further liability under any Guaranty to which it is a party, or gives notice to such effect.

                      ARTICLE VIII - ACCELERATION, WAIVERS,
                             AMENDMENTS AND REMEDIES

      8.1. Acceleration. If any Default described in Section 7.6 or 7.7 occurs with respect to the Borrower, the obligation of the Lender to make Loans or issue Letters of Credit hereunder shall automatically terminate and the Obligations shall immediately become due and payable without any election or action on the part of the Lender. If any other Default occurs, the Lender may terminate or suspend the obligations to make Loans hereunder, or declare the Obligations to be due and payable, or both, whereupon the Obligations shall become immediately due and payable, without presentment, demand, protest or notice of any kind, all of which the Parent and Borrower hereby expressly waives.

     8.2.Amendments. Subject to the provisions of this Article VIII, the Lender and the Parent and Borrower may enter into agreements supplemental hereto for the purpose of amending the Loan Documents in any manner or waiving any Default hereunder.

     8.3. Preservation of Rights. No delay or omission of the Lender to exercise any right under the Loan Documents shall impair such right or be construed to be a waiver of any Default or an acquiescence therein, and the making of a Loan notwithstanding the existence of a Default or the inability of the Parent or Borrower to satisfy the conditions precedent to such Loan shall not constitute any waiver or acquiescence. Any single or partial exercise of any such right shall not preclude other or further exercise thereof or the exercise of any other right, and no waiver, amendment or other variation of the terms, conditions or provisions of the Loan Documents whatsoever shall be valid unless in writing signed by the Lender, and then only to the extent in such writing specifically set forth. All remedies contained in the Loan Documents or by law afforded shall be cumulative and all shall be available to the Lender until the Obligations have been paid in full.

                             ARTICLE IX - GUARANTEE

     9.1 Guarantee. (a) The Guarantor hereby unconditionally and irrevocably guarantees to the Lender and its respective successors, endorsees, transferees and assigns, the prompt and complete payment and performance by the Borrower when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations.

     (b) The Guarantor further agrees to pay any and all reasonable expenses (including without limitation, all reasonable fees and disbursements of counsel) which may be paid or incurred by the Lender in enforcing, or obtaining advice of counsel in respect of, any rights with respect to, or collecting, any or all of the Obligations and/or enforcing any rights with respect to, or collecting against, the Parent or Borrower under this Section. This Section shall remain in full force and effect until the Obligations are paid in full and the Commitments are terminated, notwithstanding that from time to time prior thereto the Borrower may be free from any Obligations.

     (c) No payment or payments made by the Borrower or any other Person or received or collected by the Lender from the Borrower or any other Person by virtue of any action or proceeding or any set-off or appropriation or application, at any time or from time to time, in reduction of or in payment of the Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of the Guarantor hereunder which shall, notwithstanding any such payment or payments, remain liable hereunder for the Obligations until the Obligations are paid in full and the Commitments are terminated.

     (d) The Guarantor agrees that whenever, at any time, or from time to time, it shall make any payment to the Lender on account of its liability under this Section, it will notify the Lender in writing that such payment is made under this Section for such purpose.

      9.2 No Subrogation. Notwithstanding any payment or payments made by the Guarantor hereunder, or any set-off or application of funds of the Guarantor by the Lender, the Guarantor shall not be entitled to be subrogated to any of the rights of the Lender against the

Borrower or against any collateral security or guarantee or right of offset held by the Lender for the payment of the Obligations, nor shall the Guarantor seek or be entitled to seek any contribution or reimbursement from the Borrower in respect of payments made by the Guarantor hereunder, until all amounts owing to the Lender by the Borrower on account of the Obligations are paid in full and the Commitments are terminated. If any amount shall be paid to the Guarantor on account of such subrogation rights at any time when all of the Obligations shall not have been paid in full, such amount shall be held by the Guarantor in trust for the Lender, segregated from other funds of the Guarantor, and shall, forthwith upon receipt by the Guarantor, be turned over to the Lender in the exact form received by the Guarantor (duly endorsed by the Guarantor to the Lender, if required), to be applied against the Obligations, whether matured or unmatured, in such order as the Lender may determine. The provisions of this paragraph shall survive the termination of this Agreement and the payment in full of the Obligations and the termination of the Commitments.

     9.3 Amendments, etc. with respect to the Obligations; Waiver of Rights. The Guarantor shall remain obligated hereunder notwithstanding that, without any reservation of rights against the Guarantor, and without notice to or further assent by the Guarantor, any demand for payment of any of the Obligations made by the Lender may be rescinded by such Lender, and any of the Obligations continued, and the Obligations, or the liability of any other party upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by the Lender, and any Loan Documents and any other documents executed and delivered in connection therewith may be amended, modified, supplemented or terminated, in whole or in part, in accordance with the provisions thereof as the Lender may deem advisable from time to time, and any collateral security, guarantee or right of offset at any time held by the Lender for the payment of the Obligations may be sold, exchanged, waived, surrendered or released. The Lender shall not have any obligation to protect, secure, perfect or insure any Lien at any time held by it as security for the Obligations or for this Agreement or any property subject thereto. When making any demand hereunder against the Guarantor, the Lender may, but shall be under no obligation to, make a similar demand on the Borrower or any other guarantor, and any failure by the Lender to make any such demand or to collect any payments from the Borrower or any such other guarantor or any release of the Borrower or such other guarantor shall not relieve the Guarantor of its obligations or liabilities hereunder, and shall not impair or affect the rights and remedies, express or implied, or as a matter of law, of the Lender against the Guarantor. For the purposes hereof "demand" shall include the commencement and continuance of any legal proceedings.

     9.4 Guarantee Absolute and Unconditional. The Guarantor waives any and all notice of the creation, renewal, extension or accrual of any of the Obligations and notice of or proof of reliance by the Lender upon this Agreement or acceptance of this Agreement; the Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon this Agreement; and all dealings between the Borrower and the Guarantor, on the one hand, and the Lender, on the other, shall likewise be conclusively presumed to have been had or consummated in reliance upon this

Agreement. The Guarantor waives diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon the Borrower and the Guarantor with respect to the Obligations. This Article IX shall be construed as a continuing, absolute and unconditional guarantee of payment without regard to
(a) the validity, regularity or enforceability of this Agreement, any other Loan Document, any of the Obligations or any other collateral security therefor or guarantee or right of offset with respect thereto at any time or from time to time held by the Lender, (b) any defense, set-off or counterclaim (other than a defense of payment or performance by the Borrower) which may at any time be available to or be asserted by the Borrower against the Lender, or (c) any other circumstance whatsoever (with or without notice to or knowledge of the Borrower or the Guarantor) which constitutes, or might be construed to constitute, an equitable or legal discharge of the Borrower for the Obligations, or of the Guarantor under this Section 9.4, in bankruptcy or in any other instance (other than a defense of payment or performance by the Borrower). When pursuing its rights and remedies hereunder against the Guarantor, the Lender may, but shall be under no obligation to, pursue such rights and remedies as it may have against the Borrower or any other Person or against any collateral security or guarantee for the Obligations or any right of offset with respect thereto, and any failure by the Lender to pursue such other rights or remedies or to collect any payments from the Borrower or any such other Person or to realize upon any such collateral security or guarantee or to exercise any such right of offset, or any release of the Borrower or any such other Person or of any such collateral security, guarantee or night of offset, shall not relieve the Guarantor of any liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of the Lender against the Guarantor. This Article IX shall remain in full force and effect and be binding in accordance with and to the extent of its terms upon the Guarantor and its successors and assigns, and shall inure to the benefit of the Lender, and its respective successors, endorsees, transferees and assigns, until all the Obligations and the obligations of the Guarantor under this Agreement shall have been satisfied by payment in full and the Commitments shall be terminated, notwithstanding that from time to time during the term of this Agreement the Borrower may be free from any Obligations.

     9.5 Reinstatement, This Article IX shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Obligations is rescinded or must otherwise be restored or returned by the Lender upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Borrower or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, the Borrower or any substantial part of its property, or otherwise, all as though such payments had not been made.

     9.6 Payments. The Guarantor hereby agrees that all payments required to be made by it hereunder will be made to the Lender without set-off or counterclaim in accordance with the terms of the Obligations, including, without limitation, in the currency in which payment is due.

                         ARTICLE X -- GENERAL PROVISIONS

     10.1. Entire Agreement; Severability of Provisions. The Loan Documents embody the entire agreement and understanding between the Borrower and the Lender and supersede all prior agreements and understandings between the Borrower and the Lender relating to the subject matter thereof. Any provision in any Loan Document that is held to be inoperative, unenforceable, or invalid in any jurisdiction shall, as to that jurisdiction, be inoperative, unenforceable, or invalid without affecting the remaining provisions in that jurisdiction or the operation, enforceability, or validity of that provision in any other jurisdiction, and to this end the provisions of all Loan Documents are declared to be severable.

      10.2. Benefits of this Agreement. This Agreement shall not be construed so as to confer any right or benefit upon any Person other than the parties to this Agreement and their respective successors and assigns, provided, however, that the parties hereto expressly agree that First Chicago Capital Markets, Inc. (the "Arranger") shall enjoy the benefits of the provisions of Section 10.3 to the extent specifically set forth therein and shall have the right to enforce such provisions on its own behalf and in its own name to the same extent as if it were a party to this Agreement.

      10.3. Expenses; Indemnification. The Borrower shall reimburse or cause to be reimbursed the Lender for any costs, internal charges and out-of-pocket expenses (including attorneys' fees and time charges of attorneys for the Lender, which attorneys may be employees of the Lender) paid or incurred by the Lender (a) in connection with the preparation, negotiation, execution and delivery of the Loan Documents in an amount not to exceed $5,000, and (b) any amendment or modification of the Loan Documents made at the Borrower's request. The Borrower also agrees to reimburse the Lender for any costs, internal charges and out-of-pocket expenses (including attorneys' fees and time charges of attorneys for and the Lender, which attorneys may be employees of the Lender) paid or incurred by the Lender in connection with the collection and enforcement of the Loan Documents. The Borrower further agrees to indemnify the Lender, its directors, officers and employees against all losses, claims, damages, penalties, judgments, liabilities and expenses (including, without limitation, all expenses of litigation or preparation therefor whether or not the Lender is a party thereto) which any of them may pay or incur with respect to any investigation, litigation or proceeding (including any insolvency proceeding or appellate proceeding) arising out of or relating to this Agreement, the other Loan Documents, the transactions contemplated hereby or the direct or indirect application or proposed application of the proceeds of any Loan hereunder except to the extent that they are determined in a final nonappealable judgement by a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of any such Person. The obligations of the Borrower under this Section shall survive the termination of this Agreement.

      10.4. Survival of Representations; Taxes. All representations and warranties of the Borrower contained in this Agreement shall survive delivery of the Note and the making of the Loans herein contemplated. Any taxes (excluding federal income taxes on the overall net income of the Lender) or other similar assessments or charges made by any governmental or revenue authority in respect of the Loan Documents shall be paid by the Borrower, together with interest and penalties, if any.

      10.5 Confidentiality. For the purposes of this Section 10.5, "Confidential Information" means information delivered to the Lender by or on behalf of the Parent, the Borrower or any Subsidiary in connection with the transactions contemplated by or otherwise pursuant to this

Agreement that is proprietary in nature and that was clearly marked or labeled, that was given under circumstances which would reasonably indicate that such information is proprietary in nature, or was otherwise adequately identified when received by the Lender as being confidential information of the Parent, the Borrower or such Subsidiary; provided that such term does not include information that (a) was publicly known or otherwise known to the Lender prior to the time of such disclosure, (b) subsequently becomes publicly known through no act or omission by the Lender or any Person acting on the Lender's behalf,
(c) otherwise becomes known to the Lender other than through disclosure by the Parent, the Borrower or any Subsidiary, or (d) constitutes financial statements delivered to the Lender in connection with this Agreement that are otherwise publicly available, The Lender will maintain the confidentiality of such Confidential Information in accordance with procedures adopted by it in good faith to protect confidential information of third parties delivered to it provided that the Lender may deliver or disclose Confidential Information to
(i) its directors, officers, employees, agents, attorneys and affiliates, in each case, who need to know such information, (ii) its financial advisors and other professional advisors who agree to hold confidential the Confidential Information substantially in accordance with the terms of this Section 10.5, and in each case, who need to know such information (iii) any financial institution to which the Lender sells or offers to sell a portion of the Commitment or any participation therein (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section 10.5), (iv) any federal or state regulatory authority having jurisdiction over the Lender, or (v) any other Person to which such delivery or disclosure may be necessary or appropriate (w) to effect compliance with any law, rule, regulation or order applicable to such Lender, (x) in response to any subpoena or other legal process, (y) in connection with any litigation to which the Lender is a party or (z) if a Default has occurred and is continuing, to the extent the Lender may reasonably determine such delivery and disclosure to be necessary or appropriate in the enforcement or for the protection of the rights and remedies under this Agreement. Notwithstanding any other provision of this Agreement to the contrary, no Confidential Information shall be provided to any Person which engages, directly or indirectly, in a multi-level marketing, direct marketing or retail distributorship business.

      10.6 Force Majeure. None of the Parent, the Borrower or any Subsidiary shall be responsible for delays in performance resulting from acts beyond its control, and no action shall be taken by the Lender in connection with any Default or Unmatured Default which resulted from acts beyond its control. Such acts shall include but not be limited to acts of God, riots, acts of war or terrorism, epidemics, nationalization, exportation, currency restrictions, governmental regulations superimposed after the fact, fire, communication line failures, power failures, earthquakes or other disasters.

                              ARTICLE XI -- SETOFF

     In addition to, and without limitation of, any rights of the Lender under applicable law, if the Borrower becomes insolvent, however evidenced, or any Default occurs, any and all deposits (including all account balances, whether provisional or final and whether or not collected or available) and any other Indebtedness at any time held or owing by the Lender or any affiliate of the Lender to or for the credit or account of the Borrower may be offset and applied toward the payment of the Obligations owing to the Lender, whether or not the Obligations, or any part hereof, shall then be due.

                    ARTICLE XII - ASSIGNMENTS; PARTICIPATIONS

     12.1. Successors and Assigns. The terms and provisions of the Loan Documents shall be binding upon and inure to the benefit of the Borrower and the Lender and their respective successors and assigns, except that (i) the Borrower shall not have the right to assign its rights or obligations under the Loan Documents and (ii) any assignment by the Lender must be made in compliance with
Section 12.3. Notwithstanding clause (ii) of this Section, the Lender may at any time, without the consent of the Borrower, assign all or any portion of its rights under this Agreement and any Note to a Federal Reserve Bank; provided, however, that no such assignment to a Federal Reserve Bank shall release the transferor Lender from its obligations hereunder. Any assignee or transferee of the rights to any Loan or any Note agrees by acceptance thereof to be bound by all the terms and provisions of the Loan Documents. Any request, authority or consent of any Person, who at the time of making such request or giving such authority or consent is the owner of the rights to any Loan (whether or not a Note has been issued in evidence thereof), shall be conclusive and binding on any subsequent holder, transferee or assignee of the rights to such Loan.

      12.2. Participations. The Lender may, in the ordinary course of its business and in accordance with applicable law, at any time sell to one or more banks or other financial institutions ("Participants") participating interests in $5,000,000 or more of any Loan owing to it, any Note held by it, the Commitment or any other interest of the Lender under the Loan Documents. In the event of any such sale by the Lender of participating interests to a Participant, the Lender's obligations under the Loan Documents shall remain unchanged, the Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, the Lender shall remain the owner of its Loans and the holder of any Note issued to it in evidence thereof for all purposes under the Loan Documents, all amounts payable by the Borrower under this Agreement shall be determined as if the Lender had not sold such participating interests, and the Borrower and the Lender shall continue to deal solely and directly with each other in connection with the Lender's rights and obligations under the Loan Documents. The Borrower agrees that each Participant shall be deemed to have the right of setoff provided in Article XI in respect of its participating interest in amounts owing under the Loan Documents to the same extent as if the amount of its participating interest were owing directly to it as a Lender under the Loan Documents, provided that the Lender shall retain the right of setoff provided in Article XI with respect to the amount of participating interests sold to each Participant. The Lender agrees to share with each Participant, and each Participant, by exercising the right of setoff provided in Article XI, agrees to share with the Lender, any amount received pursuant to the exercise of its right of setoff, such amounts to be shared in accordance with Article XI as if each Participant were a Lender.

      12.3. Assignments. The Lender may, in the ordinary course of its business and in accordance with applicable law, at any time assign to one or more banks or financial institutions ("Purchasers") all or any part of its rights and obligations under the Loan Documents, provided that any such assignment shall be for a minimum amount of $5,000,000 of Commitments. In the event of any such assignment, and to the extent Lender holds a majority of the outstanding Commitments, the Lender shall remain as the issuing bank for Letters of Credit and shall serve as agent for the Lenders. The Borrower hereby agrees to execute any amendment and/or any other document that may be necessary to effectuate such an assignment. Such assignment shall be evidenced by the Lender's standard form (to be supplied upon request). The consent of the Borrower shall be required prior to an assignment becoming effective with respect to a Purchaser that is not a Lender or an affiliate thereof; provided, however, that if a Default has occurred and is continuing, the consent of the Borrower shall not be required. Such consent shall not be unreasonably withheld. Upon delivering to the Borrower a notice of assignment, together with any required consent, such assignment shall become effective on the effective date specified in such notice of assignment. On and after the effective date of such assignment, such Purchaser shall for all purposes be a Lender party to the other Loan Documents and shall have all the rights and obligations of a Lender under the Loan Documents, to the same extent as if it were an original party hereto, and no further consent or action by the Borrower shall be required to release the Lender with respect to the percentage of the Commitment and Loans assigned to such Purchaser. Upon the consummation of any such assignment to a Purchaser, the transferor Lender, the Lender and the Borrower shall, if the Lender or the Purchaser desires, make appropriate arrangements so that new Notes or, as appropriate, replacement Notes, are issued to the Lender and Purchaser, in each case in principal amounts reflecting their respective Commitments, as adjusted pursuant to such assignment.

     12.4. Dissemination of Information; Tax Treatment. The Borrower authorizes the Lender to disclose to any Participant or Purchaser or any other Person acquiring an interest in the Loan Documents by operation of law (each a "Transferee") and any prospective Transferee any and all information in the Lender's possession concerning the creditworthiness of the Borrower and its Subsidiaries. If any interest in any Loan Document is transferred to any Transferee which is organized under the laws of any jurisdiction other than the United States or any State thereof, the transferor Lender shall cause such Transferee, concurrently with the effectiveness of such transfer, to deliver to the Lender such completed forms with respect to withholding taxes as the Borrower may reasonably require.

                             ARTICLE XIII - NOTICES

     All notices, requests and other communications to any party hereunder shall be in writing (including bank wire, telex, facsimile transmission or similar writing) and shall be given to such party: (x) in the case of the Borrower or the Lender, at its address, facsimile number or telex number set forth on the signature pages hereof, or (y) in the case of any party, such other address, facsimile number or telex number as such party may hereafter specify for the purpose by notice to the other. Each such notice, request or other communication shall be effective (i) if given by telex, when such telex is transmitted to the telex number specified in this Section and the appropriate answerback is received, (ii) if given by facsimile transmission, when transmitted to the facsimile number specified in this Section and confirmation of receipt is received (or if such delivery date is not a business day, then on the next business day), (iii) if given by mail, three business days after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid or (iv) if given by any other means, when delivered at the address specified in this Section (or if such delivery date is not a business day, then on the next business day); provided that notices to the Lender under Article II shall not be effective until received.

                           ARTICLE XIV -- COUNTERPARTS

     This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and any of the parties hereto may execute this Agreement by signing any such counterpart. This Agreement shall be effective when it has been executed by the Borrower and the Lender.

          ARTICLE XV -- GOVERNING LAW; JURISDICTION; JURY TRIAL WAIVER

     15.1. CHOICE OF LAW; CONSENT TO JURISDICTION. THE LOAN DOCUMENTS (OTHER THAN THOSE CONTAINING A CONTRARY EXPRESS CH01CE OF LAW PROVISION) SHALL BE CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (AND NOT THE LAW OF CONFLICTS) OF THE STATE OF ILLINOIS, BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS. THE BORROWER HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR ILLINOIS STATE COURT SITTING IN CHICAGO IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO ANY LOAN DOCUMENTS AND THE BORROWER HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND IRREVOCABLY WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM. NOTHING HEREIN SHALL LIMIT THE RIGHT OF THE LENDER TO BRING PROCEEDINGS AGAINST THE BORROWER IN THE COURTS OF ANY OTHER JURISDICTION. ANY JUDICIAL PROCEEDING BY THE BORROWER AGAINST THE LENDER OR ANY AFFILIATE THEREOF INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH ANY LOAN DOCUMENT SHALL BE BROUGHT ONLY IN A COURT IN CHICAGO, ILLINOIS.

     15.2. WAIVER OF JURY TRIAL. THE BORROWER AND THE LENDER HEREBY WAIVE TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH ANY LOAN DOCUMENT OR THE RELATIONSHIP ESTABLISHED THEREUNDER.

     IN WITNESS WHEREOF, the Borrower, the Guarantor and the Lender have executed this Agreement as of the date first above written.


                         [Signatures on Following Page]

                                      HERBALIFE INTERNATIONAL
                                      OF AMERICA, INC.


By: /s/ CHRISTOPHER PAIR              By: /s/ TIMOTHY GERRITY
   ----------------------------          ----------------------------

Name: CHRISTOPHER PAIR                Print Name: TIMOTHY GERRITY
     --------------------------                  --------------------

Title: EXECUTIVE VICE PRESIDENT,      Title: EXECUTIVE VICE PRESIDENT &
       CHIEF OPERATING OFFICER &           CHIEF FINANCIAL OFFICER
       SECRETARY                       (address)
                                       1800 CENTURY CITY PARK EAST
                                       LOS ANGELES, CA 90067
                                       PHONE:  (310) 410-9600
                                             -------------------------
                                       FAX:    (310) 557-3921
                                             -------------------------

                                       ATTENTION: TIM GERRITY
                                                  --------------------


                                      HERBALIFE INTERNATIONAL, INC.


By: /s/ CHRISTOPHER PAIR             By: /s/ TIMOTHY GERRITY
   ----------------------------          ----------------------------

Name: CHRISTOPHER PAIR                Print Name: TIMOTHY GERRITY
     --------------------------                  --------------------

Title: EXECUTIVE VICE PRESIDENT       Title: EXECUTIVE VICE PRESIDENT &
       CHIEF OPERATING OFFICER &             CHIEF FINANCIAL OFFICER
       SECRETARY                       (address)
                                       1800 CENTURY CITY PARK EAST
                                       LOS ANGELES, CA 90067
                                       PHONE:  (310) 410-9600
                                             -------------------------
                                       FAX:    (310) 557-3921
                                             -------------------------

                                       ATTENTION: TIM GERRITY
                                                  --------------------

         Commitment                    THE FIRST NATIONAL BANK OF CHICAGO

         $25,000,000                   By:
                                          -------------------------------

                                       Print Name:
                                                  -----------------------

                                       Title:
                                             ----------------------------
                                              One First National Plaza
                                              Chicago, Illinois 60670
                                              Phone: ( )
                                                        -----------------
                                              Phone: ( )        -
                                                        --------  -------

                                              Attention:
                                                        -----------------